Exhibit 5.1

December 8, 2005

Tripath Technology Inc.

2560 Orchard Parkway

San Jose, California 95131

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”), filed by Tripath Technology Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of 46,180,035 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”). The Shares are to be sold in the manner set forth in the Registration Statement and the Prospectus contained therein (the “Prospectus”).

We have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents instruments and certificates we have reviewed.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued upon conversion of the 6% Senior Secured Convertible Debentures or exercise of the Series A Common Stock Purchase Warrants or Series B Common Stock Purchase Warrants as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati